Rule 424b3
 File No. 333175333
AMERICAN DEPOSITARY
SHARES
One 1 American Depositary Share
represents
Two 2 Shares

THE BANK OF NEW YORK
MELLON
AMERICAN DEPOSITARY
RECEIPT
FOR SHARES OF COMMON
STOCK OF
GLENCORE PLC
INCORPORATED UNDER
THE LAWS OF JERSEY
The Bank of New York Mellon, as
depositary hereinafter called the
Depositary, hereby certifies i that
there have been deposited with the
Depositary or its agent, nominee,
custodian, clearing agency or
correspondent, the securities
described above Shares or
evidence of the right to receive
such Shares, ii that at the date
hereof each American Depositary
Share evidenced by this Receipt
represents the amount of Shares
shown above, and that

or registered assigns IS THE
OWNER OF  AMERICAN
DEPOSITARY SHARES
hereby evidenced and called, and
except as otherwise herein
expressly provided, is entitled upon
surrender at the Corporate Trust
Office of the Depositary, New
York, New York of this Receipt
duly endorsed for transfer and upon
payment of the charges as provided
on the reverse of this Receipt and
in compliance with applicable laws
or governmental regulations, at
Owners option 1 to delivery at the
office of the agent, nominee,
custodian, clearing agency or
correspondent of the Depositary, to
a person specified by Owner, of the
amount of Deposited Securities
represented hereby or evidence of
the right to receive the same or 2 to
have such Deposited Securities
forwarded at his cost and risk to
him at the Corporate Trust Office
of the Depositary. The words
Deposited Securities wherever
used in this Receipt shall mean the
Shares deposited under the
agreement created by the Receipts
as hereinafter defined including
such evidence of the right to
receive the same, and any and all
other securities, cash and other
property held by the Depositary in
place thereof or in addition thereto
as provided herein. The word
Owner wherever used in this
Receipt shall mean the name in
which this Receipt is registered
upon the books of the Depositary
from time to time. The Depositarys
Corporate Trust Office is located at
a different address than its
principal executive office. Its
Corporate Trust Office is located at
101 Barclay Street, New York,
New York 10286, and its principal
executive office is located at One
Wall Street, New York, New York
10286.
1.
RECEIPTS.
This American Depositary Receipt
this Receipt is one of a continuing
issue of American Depositary
Receipts collectively, the Receipts,
all evidencing rights of like tenor
with respect to the Deposited
Securities, and all issued or to be
issued upon the terms and subject
to the conditions herein provided,
which shall govern the continuing
arrangement by the Depositary
with respect to initial deposits as
well as the rights of holders and
Owners of Receipts subsequent to
such deposits.
The issuer of the Receipts is
deemed to be the legal entity
resulting from the agreement
herein provided for.
The issuance of Receipts against
deposits generally may be
suspended, or the issuance of
Receipts against the deposit of
particular Shares may be withheld,
if such action is deemed necessary
or advisable by the Depositary at
any time and from time to time
because of any requirements of any
government or governmental body
or commission or for any other
reason. The Depositary assumes no
liability with respect to the validity
or worth of the Deposited
Securities.
2.
TRANSFER OF RECEIPTS.
Until the surrender of this Receipt
in accordance with the terms
hereof, the Depositary will
maintain an office in the Borough
of Manhattan, The City of New
York, for the registration of
Receipts and transfers of Receipts
where the Owners of the Receipts
may, during regular business hours,
inspect the transfer books
maintained by the Depositary that
list the Owners of the Receipts.
The transfer of this Receipt is
registrable on the books of the
Depositary at its Corporate Trust
Office by the holder hereof in
person or by duly authorized
attorney, upon surrender of this
Receipt properly endorsed for
transfer or accompanied by proper
instruments of transfer and funds
sufficient to pay any applicable
transfer taxes, and the fees and
expenses of the Depositary and
upon compliance with such
regulations, if any, as the
Depositary may establish for such
purpose. This Receipt may be split
into other such Receipts, or may be
combined with other such Receipts
into one Receipt, representing the
same aggregate number of
American Depositary Shares as the
Receipt or Receipts surrendered.
Upon such split or combination not
involving a transfer, a charge will
be made as provided herein. The
Depositary may close the transfer
books at any time or from time to
time when deemed expedient by it
in connection with the performance
of its duties hereunder.
3.
PROOF OF CITIZENSHIP OR
RESIDENCE.
The Depositary may require any
holder or Owner of Receipts, or
any person presenting securities for
deposit against the issuance of
Receipts, from time to time, to file
such proof of citizenship or
residence and to furnish such other
information, by affidavit or
otherwise, and to execute such
certificates and other instruments
as may be necessary or proper to
comply with any laws or
regulations relating to the issuance
or transfer of Receipts, the receipt
or distribution of dividends or other
property, or the taxation thereof or
of receipts or deposited securities,
and the Depositary may withhold
the issuance or registration of
transfer of any Receipt or payment
of such dividends or delivery of
such property from any holder,
Owner or other person, as the case
may be, who shall fail to file such
proofs, certificates or other
instruments.
4.
TRANSFERABILITY
RECORDOWNERSHIP.
It is a condition of this Receipt and
every successive holder and Owner
of this Receipt by accepting or
holding the same consents and
agrees, that title to this Receipt,
when properly endorsed or
accompanied by proper instruments
of transfer, is transferable by
delivery with the same effect as in
the case of a negotiable instrument
provided, however, that prior to the
due presentation of this Receipt for
registration of transfer as above
provided, and subject to the
provisions of Article 9 below, the
Depositary, notwithstanding any
notice to the contrary, may treat the
person in whose name this Receipt
is registered on the books of the
Depositary as the absolute owner
hereof for the purpose of
determining the person entitled to
distribution of dividends and for
any other purpose.
5.
TAX LIABILITY.
The Depositary shall not be liable
for any taxes or governmental or
other assessments or charges that
may become payable in respect of
the Deposited Securities, but a
ratable part of any and all of the
same, whether such tax, assessment
or charge becomes payable by
reason of any present or future law,
statute, charter provision, bylaw,
regulation or otherwise, shall be
payable by the Owner hereof to the
Depositary at any time on request.
Upon the failure of the holder or
Owner of this Receipt to pay any
such amount, the Depositary may
sell for account of such Owner an
amount of the Deposited Securities
equal to all or any part of the
amount represented by this
Receipt, and may apply the
proceeds in payment of such
obligations, the Owner hereof
remaining liable for any deficiency.
6.
REPRESENTATIONS AND
WARRANTIES.
Every person presenting Shares for
deposit shall be deemed thereby to
represent and warrant that such
Shares and each certificate, if any,
therefor are validly issued, fully
paid and nonassessable, that such
Shares were not issued in violation
of any preemptive or similar rights
of the holders of any securities and
that the person making such
deposit is duly authorized so to do.
Every such person shall also be
deemed to represent that the
deposit of such securities and the
sale of American Depositary
Shares representing such Shares by
that person in the United States are
not restricted under the Securities
Act of 1933, as amended the
Securities Act of 1933. Such
representations and warranties shall
survive the deposit of such
securities and issuance of Receipts.
This Receipt is issued subject, and
all rights of the holder or Owner
hereof are expressly subject, to the
terms and conditions set forth on
both sides of this Receipt, all of
which form a part of the agreement
evidenced in this Receipt and to all
of which the holder or Owner
hereof by accepting this Receipt
consents.
7.
REPORTS OF ISSUER OF
DEPOSITED SECURITIES
VOTING RIGHTS.
As of the date of the establishment
of the program for issuance of
Receipts by the Depositary, the
Depositary believed, based on
limited investigation, that the issuer
of the Deposited Securities either i
furnished the Securities and
Exchange Commission the
Commission with certain public
reports and documents required by
foreign law or otherwise or ii
published information in English
on its Internet website at
httpwww.glencore.com or another
electronic information delivery
system generally available to the
public in its primary trading
market, in either case in
compliance with Rule 12g32b
under the Securities and Exchange
Act of 1934 as in effect and
applicable to that issuer at that
time. However, the Depositary
does not assume any duty to
determine if the issuer of the
Deposited Securities is complying
with the current requirements of
Rule 12g32b or to take any action
if that issuer is not complying with
those requirements.
The Depositary shall be under no
obligation to give notice to the
holder or Owner of this Receipt of
any meeting of shareholders or of
any report of or communication
from the issuer of the Deposited
Securities, or of any other matter
concerning the affairs of such
issuer, except as herein expressly
provided. The Depositary
undertakes to make available for
inspection by holders and Owners
of the Receipts at its Corporate
Trust Office, any reports and
communication received from the
issuer of the Deposited Securities
that are both i received by the
Depositary as the holder of the
Deposited Securities and ii made
generally available to the holders
of the Deposited Securities by the
issuer thereof. Such reports and
communications will be available
in the language in which they were
received by the Depositary from
the issuer of the Deposited
Securities, except to the extent, if
any, that the Depositary in its sole
discretion elects to both i translate
into English any of such reports or
communications that were not in
English when received by the
Depositary and ii make such
translations, if any, available for
inspection by holders and Owners
of the Receipts. The Depositary has
no obligation of any kind to
translate any of such reports or
communications or to make such
translation, if any, available for
such inspection.
The Depositary may, in its
discretion, exercise, in any manner,
or not exercise, any and all voting
rights that may exist in respect of
the Deposited Securities. The
Depositary may, but assumes no
obligation to, notify Owners of an
upcoming meeting of holders of
Deposited Securities or solicit
instructions from Owners as to the
exercise of any voting rights with
respect to the Deposited Securities.
Upon the written request of the
Owner of this Receipt and payment
to it of any expense involved, the
Depositary may, in its sole
discretion, but assumes no
obligation to, exercise any voting
rights with respect to the amount of
the Deposited Securities
represented by the American
Depositary Shares evidenced by
this Receipt in accordance with that
request.
8.
DISTRIBUTIONS.
Until the surrender of this Receipt,
the Depositary a shall distribute or
otherwise make available to the
Owner hereof, at a time and in such
manner as it shall determine, any
distributions of cash, Shares or
other securities or property other
than subscription or other rights
and b may distribute or otherwise
make available to the Owner
hereof, at a time and in such
manner as it shall determine, any
distributions of subscription or
other rights, in each case received
with respect to the amount of
Deposited Securities represented
hereby, after deduction, or upon
payment of the fees and expenses
of the Depositary described in
Article 13 below, and the
withholding of any taxes in respect
thereof provided, however, that the
Depositary shall not make any
distribution for which it has not
received satisfactory assurances,
which may be an opinion of United
States counsel, that the distribution
is registered under, or is exempt
from or not subject to the
registration requirements of, the
Securities Act of 1933 or any other
applicable law. If the Depositary is
not obligated, under the preceding
sentence, to distribute or make
available a distribution under the
preceding sentence, the Depositary
may sell such Shares, other
securities, subscription or other
rights, securities or other property,
and the Depositary shall distribute
the net proceeds of a sale of that
kind to the Owners entitled to
them, after deduction or upon
payment of the fees and expenses
of the Depositary described in
Article 13 below and the
withholding of any taxes in respect
thereof. In lieu of distributing
fractional American Depositary
Shares for distributed Shares or
other fractional securities, the
Depositary may, in its discretion,
sell the amount of securities or
property equal to the aggregate of
those fractions. In the case of
subscription or other rights, the
Depositary may, in its discretion,
issue warrants for such
subscription or other rights andor
seek instructions from the Owner
of this Receipt as to the disposition
to be made of such subscription or
other rights. If the Depositary does
not distribute or make available to
Owners or sell distributed
subscription or other rights, the
Depositary shall allow those rights
to lapse. Sales of subscription or
other rights, securities or other
property by the Depositary shall be
made at such time and in such
manner as the Depositary may
deem advisable.
If the Depositary shall find in its
opinion that any cash distribution is
not convertible in its entirety or
with respect to the Owners of a
portion of the Receipts, on a
reasonable basis into U.S. Dollars
available to it in the City of New
York, or if any required approval
or license of any government or
agency for such conversion is
denied or is not obtainable within a
reasonable period, the Depositary
may in its discretion make such
conversion and distribution in U.S.
Dollars to the extent possible, at
such time and rates of conversion
as the Depositary shall deem
appropriate, to the Owners entitled
thereto and shall with respect to
any such currency not converted or
convertible either i distribute such
foreign currency to the holders
entitled thereto or ii hold such
currency for the respective
accounts of such Owners
uninvested and without liability for
interest thereon, in which case the
Depositary may distribute
appropriate warrants or other
instruments evidencing rights to
receive such foreign currency.
9.
RECORD DATES
ESTABLISHED BY
DEPOSITARY.
Whenever any cash dividend or
other cash distribution shall
become payable or any distribution
other than cash shall be made, or
whenever rights shall be offered,
with respect to Deposited
Securities, or whenever the
Depositary shall receive notice of
any meeting of Owners of
Deposited Securities, or whenever
it is necessary or desirable to
determine the Owners of Receipts,
the Depositary will fix a record
date for the determination of the
Owners generally or the Owners of
Receipts who shall be entitled to
receive such dividend, distribution
or rights, or the net proceeds of the
sale thereof, to give instructions for
the exercise of voting rights at any
such meeting or responsible for any
other purpose for which the record
date was set.
10.
CHANGES AFFECTING
DEPOSITED SECURITIES.
Upon i any change in nominal
value or any subdivision,
combination or any other
reclassification of the Deposited
Securities, or ii any
recapitalization, reorganization,
sale of assets substantially as an
entirety, merger or consolidation
affecting the issuer of the
Deposited Securities or to which it
is a party, or iii the redemption by
the issuer of the Deposited
Securities at any time of any or all
of such Deposited Securities
provided the same are subject to
redemption, then and in any such
case the Depositary shall have the
right to exchange or surrender such
Deposited Securities and accept
and hold hereunder in lieu thereof
other shares, securities, cash or
property to be issued or delivered
in lieu of or in exchange for, or
distributed or paid with respect to,
such Deposited Securities. Upon
any such exchange or surrender,
the Depositary shall have the right,
in its discretion, to call for
surrender of this Receipt in
exchange upon payment of fees
and expenses of the Depositary for
one or more new Receipts of the
same form and tenor as this
Receipt, but describing the
substituted Deposited Securities. In
any such case the Depositary shall
have the right to fix a date after
which this Receipt shall only
entitle the Owner to receive such
new Receipt or Receipts. The
Depositary shall mail notice of any
redemption of Deposited Securities
to the Owners of Receipts,
provided that in the case of any
redemption of less than all of the
Deposited Securities, the
Depositary shall select in such
manner as it shall determine an
equivalent number of American
Depositary Shares to be redeemed
and shall mail notice of redemption
only to the Owners of Receipts
evidencing those American
Depositary Shares. The sole right
of the Owners of Receipts
evidencing American Depositary
Shares designated for redemption
after the mailing of such notice of
redemption shall be to receive the
cash, rights and other property
applicable to the same, upon
surrender to the Depositary and
upon payment of its fees and
expenses of the Receipts
evidencing such American
Depositary Shares.
11.
LIABILITY OF DEPOSITARY.
The Depositary shall not incur any
liability to any holder or Owner of
this Receipt i if by reason of any
provisions of any present or future
law of the United States of
America, any state thereof, or of
any other country, or of any
governmental or regulatory
authority, or by reason of any
provision, present or future, of the
charter or articles of association or
similar governing document of the
issuer or of the Deposited
Securities, the Depositary shall be
prevented, delayed or forbidden
from or subjected to any civil or
criminal penalty or extraordinary
expenses on account of doing or
performing any act or thing which
by the terms hereof it is provided
shall be done or performed, ii by
reason of any nonperformance or
delay, caused as specified in clause
i above, in the performance of any
act or thing which by the terms of
this Receipt it is provided shall or
may be done or performed, iii by
reason of any exercise of, or failure
to exercise, any discretion provided
for herein, iv for the inability of
any Owner or holder to benefit
from any distribution, offering,
right or other benefit which is
made available to holders of
Deposited Securities but is not
made available to Owners or
holders, v for any special,
consequential or punitive damages
for any breach of the terms of this
Receipt or vi arising out of any act
of God, terrorism or war or any
other circumstances beyond its
control.
The Depositary shall not be
responsible for any failure to carry
out any requests to vote any
Deposited Securities or for the
manner or effect of any vote that is
cast either with or without the
request of any Owner, or for not
exercising any right to vote any
Deposited Securities.
The Depositary does not assume
any obligation and shall not be
subject to any liability to holders or
Owners hereunder other than
agreeing to act without negligence
or bad faith in the performance of
such duties as are specifically set
forth herein.
The Depositary shall be under no
obligation to appear in, prosecute
or defend, any action, suit or other
proceeding in respect of any of the
Deposited Securities or in respect
of the Receipts on behalf of
Owners or holders or any other
persons. The Depositary shall not
be liable for any action or
nonaction by it in reliance upon the
advice of or information from legal
counsel, accountants or any other
persons believed by it in good faith
to be competent to give such
advice or information.
The Depositary, subject to Article
14 hereof, may itself become the
owner of and deal in securities of
any class of the issuer of the
Deposited Securities and in
Receipts of this issue.
12.
TERMINATION OF
AGREEMENT AND
SURRENDER OF THIS
RECEIPT.
The Depositary may at any time
terminate the agreement evidenced
by this Receipt and all other
Receipts by mailing notice of such
termination to the Owners of all
Receipts then outstanding at their
addresses appearing upon the
books of the Depositary, at least
thirty days prior to the date fixed in
such notice for termination. On and
after such date of termination the
Owner hereof, upon surrender of
this Receipt at the Corporate Trust
Office of the Depositary, will be
entitled to delivery of the amount
of the Deposited Securities
represented hereby upon the same
terms and conditions, and upon
payment of a fee at the rates
provided herein with respect to the
surrender of this Receipt for
Deposited Securities and on
payment of applicable taxes and
charges. The Depositary may
convert any dividends received by
it in cash after the termination date
into U.S. Dollars as herein
provided, and after deducting
therefrom the fees of the
Depositary and referred to herein
and any taxes and governmental
charges and shall thereafter hold
the balance of said dividends for
the pro rata benefit of the Owners
of the respective Receipts. As to
any Receipts not so surrendered
within thirty days after such date of
termination the Depositary shall
thereafter have no obligation with
respect to the collection or
disbursement of any subsequent
dividends or any subscriptions or
other rights accruing on the
Deposited Securities. After the
expiration of three months from
such date of termination the
Depositary may sell any remaining
Deposited Securities in such
manner as it may determine, and
may thereafter hold uninvested the
net proceeds of any such sale or
sales together with any dividends
received prior to such sale or the
U.S. Dollars received on
conversion thereof, unsegregated
and without liability for any
interest thereon, for the pro rata
benefit of the Owners of the
Receipts that have not theretofore
been surrendered for cancellation,
such Owners thereupon becoming
general creditors of the Depositary
with respect to such net proceeds.
After making such sale, or if no
such sale can be made after the
expiration of one year from such
date of termination, the Depositary
shall be discharged from all
obligations whatsoever to the
holders and Owners of the Receipts
except to make distribution of the
net proceeds of sale and of such
dividends after deducting all fees,
charges and expenses of the
Depositary or of the Deposited
Securities, in case no sale can be
made, upon surrender of the
Receipts.
13.
CERTAIN FEES AND
CHARGES OF THE
DEPOSITARY.
The Depositary may charge any
party depositing or withdrawing
Shares, any party transferring or
surrendering Receipts, any party to
whom Receipts are issued
including issuance pursuant to a
stock dividend or stock split or an
exchange of stock or distribution
pursuant to Articles 8 or 10 or
Owners, as applicable, i fees for
the delivery or surrender of
Receipts and deposit or withdrawal
of Shares, ii fees for distributing
cash, Shares or other property
received in respect of Deposited
Securities, iii taxes and other
governmental charges, iv
registration or custodial fees or
charges relating to the Shares, v
cable, telex and facsimile
transmission expenses, vi foreign
currency conversion expenses and
fees, vii depositary servicing fees
and viii any other fees or charges
incurred by the Depositary or its
agents in connection with the
Receipt program. The Depositarys
fees and charges may differ from
those of other depositaries. The
Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof. The Depositary will
provide, without charge, a copy of
its latest schedule of fees and
charges to any party requesting it.
The Depositary may charge fees
for receiving deposits and issuing
Receipts, for delivering Deposited
Securities against surrendered
Receipts, for transfer of Receipts,
for splits or combinations of
Receipts, for distribution of each
cash or other distribution on
Deposited Securities, for sales or
exercise of rights, or for other
services performed hereunder. The
Depositary reserves the right to
modify, reduce or increase its fees
upon thirty 30 days notice to the
Owner hereof. The Depositary will
provide, without charge, a copy of
its latest fee schedule to any party
requesting it.
14.
PRERELEASE OF RECEIPTS.
Notwithstanding any other
provision of this Receipt, the
Depositary may execute and
deliver Receipts prior to the receipt
of Shares PreRelease. The
Depositary may deliver Shares
upon the receipt and cancellation of
Receipts which have been
PreReleased, whether or not such
cancellation is prior to the
termination of such PreRelease or
the Depositary knows that such
Receipt has been PreReleased. The
Depositary may receive Receipts in
lieu of Shares in satisfaction of a
PreRelease. Each PreRelease will
be a preceded or accompanied by a
written representation from the
person to whom Receipts or Shares
are to be delivered that such
person, or its customer, owns the
Shares or Receipts to be remitted,
as the case may be, b at all times
fully collateralized with cash or
such other collateral as the
Depositary deems appropriate, c
terminable by the Depositary on
not more than five 5 business days
notice, and d subject to such further
indemnities and credit regulations
as the Depositary deems
appropriate. The number of
American Depositary Shares which
are outstanding at any time as a
result of PreReleases will not
normally exceed thirty percent 30
of the Shares deposited with the
Depositary provided, however, that
the Depositary reserves the right to
change or disregard such limit from
time to time as it deems
appropriate.
The Depositary may retain for its
own account any compensation
received by it in connection with
the foregoing.
15.
COMPLIANCE WITH U.S.
SECURITIES LAWS.
Notwithstanding any terms of this
Receipt to the contrary, the
Depositary will not exercise any
rights it has under this Receipt to
prevent the withdrawal or delivery
of Deposited Securities in a manner
which would violate the United
States securities laws including, but
not limited to, Section 1A1 of the
General Instructions to the Form
F6 Registration Statement, as
amended from time to time, under
the Securities Act of 1933.
16.
GOVERNING LAW VENUE OF
ACTIONS JURY TRIAL
WAIVER.
This Receipt shall be interpreted
and all rights hereunder and
provisions hereof shall be governed
by the laws of the State of New
York.
All actions and proceedings
brought by any Owner or holder of
this Receipt against the Depositary
arising out of or relating to the
Shares or other Deposited
Securities, the American
Depositary Shares or the Receipts,
or any transaction contemplated
herein, shall be litigated only in
courts located within the State of
New York.
EACH OWNER AND HOLDER
HEREBY IRREVOCABLY
WAIVES, TO THE FULLEST
EXTENT PERMITTED BY
APPLICABLE LAW, ANY
RIGHT IT MAY HAVE TO A
TRIAL BY JURY IN ANY SUIT,
ACTION OR PROCEEDING
AGAINST THE DEPOSITARY
DIRECTLY OR INDIRECTLY
ARISING OUT OF OR
RELATING TO THE SHARES
OR OTHER DEPOSITED
SECURITIES, THE AMERICAN
DEPOSITARY SHARES OR THE
RECEIPTS, OR ANY
TRANSACTION
CONTEMPLATED HEREIN, OR
THE BREACH HEREOF,
INCLUDING WITHOUT
LIMITATION, ANY QUESTION
REGARDING EXISTENCE,
VALIDITY OR TERMINATION
WHETHER BASED ON
CONTRACT, TORT OR ANY
OTHER THEORY.
17.
AMENDMENT OF RECEIPTS.
The form of the Receipts and the
agreement created thereby may at
any time and from time to time be
amended by the Depositary in any
respect which it may deem
necessary or desirable. Any
amendment which shall prejudice
any substantial existing right of
Owners shall not become effective
as to outstanding Receipts until the
expiration of thirty 30 days after
notice of such amendment shall
have been given to the Owners of
outstanding Receipts provided,
however, that such thirty 30 days
notice shall in no event be required
with respect to any amendment
which shall impose or increase any
taxes or other governmental
charges, registration fees, cable,
telex or facsimile transmission
costs, delivery costs or other such
expenses. Every Owner and holder
of a Receipt at the time any
amendment so becomes effective
shall be deemed, by continuing to
hold such Receipt, to consent and
agree to such amendment and to be
bound by the agreement created by
Receipt as amended thereby. In no
event shall any amendment impair
the right of the Owner of any
Receipt to surrender such Receipt
and receive therefor the amount of
Deposited Securities represented
by the American Depositary Shares
evidenced thereby, except in order
to comply with mandatory
provisions of applicable law.